Press Release

Pamrapo Bancorp, Inc. Reports Second Quarter Results

BAYONNE, NJ—(MARKET WIRE)—July 24, 2008 — Pamrapo Bancorp, Inc. (NasdaqGM:PBCI—News) today reported net income for the second quarter and six months ended June 30, 2008.

Net income for the second quarter of 2008 amounted to $963,000, or $0.20 cents per share, as compared with $1.153 million, or $0.23 cents per share in the second quarter of 2007.

Net Income for the six months ended June 30, 2008 amounted to $1.973 million, or $0.40 cents per share, as compared with $2.379 million, or $0.48 cents per share for the six months ended June 30, 2007.

Pamrapo’s book value per share at June 30, 2008 was $11.73.

Pamrapo Bancorp, Inc. is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates eleven branch offices in Bayonne, Jersey City, Fort Lee, Hoboken, and Monroe, New Jersey.

Forward-Looking Statements

This press release may include certain forward-looking statements based on current management expectations. The actual results of Pamrapo Bancorp, Inc. (the “Company”) could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of loan and investment portfolios of Pamrapo Savings Bank, S.L.A., the Company’s wholly-owned subsidiary, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

COMPARATIVE STATEMENTS OF FINANCIAL CONDITION

(In Thousands)

	June 30, 2008	December 31, 2007
ASSETS
Cash and amounts due from depository institutions	$3,047	$3,920
Interest-bearing deposits in other banks	14,803	62,976

Cash and Cash Equivalents	17,850	66,896

Securities available for sale	833	917
Investment securities held to maturity	10,349	10,377
Mortgage-backed securities held to maturity	127,210	123,907
Loans receivable	431,372	439,053
Foreclosed real estate	474	486
Premises and equipment	3,111	3,340
Federal Home Loan Bank of New York stock	4,344	4,996
Interest receivable	2,750	2,738
Other assets	5,080	4,718

Total Assets	$603,373	$657,428

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$466,679	$507,961
Advances from Federal Home Loan Bank of New York	71,000	84,000
Advance payments by borrowers for taxes and insurance	3,626	3,558
Other liabilities	3,691	3,270

Total Liabilities	544,996	598,789

Stockholders’ Equity:
Preferred stock; 3,000,000 shares authorized; none issued and outstanding	—	—
Common Stock; $0.01 par value; 25,000,000 shares authorized; 6,900,000 shares issued; 4,975,542 shares outstanding	69	69
Paid-in capital	19,340	19,340
Retained earnings	63,395	63,711
Accumulated other comprehensive (loss)	(1,248)	(1,302)
Treasury stock, at cost; 1,924,458 shares	(23,179)	(23,179)

Total Stockholders’ Equity	58,377	58,639

Total Liabilities and Stockholders’ Equity	$603,373	$657,428

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Interest income
Loans	$6,840	$7,119	$13,819	$14,462
Mortgage-backed securities	1,440	1,520	2,840	3,101
Investments	205	169	397	339
Other interest-earning assets	279	468	830	704

Total Interest Income	8,764	9,276	17,886	18,606

Interest expense
Deposits	2,959	3,414	6,358	6,689
Advances and other borrowed money	1,057	1,126	2,095	2,260

Total Interest Expense	4,016	4,540	8,453	8,949

Net Interest Income	4,748	4,736	9,433	9,657
Provision for Loan Losses	151	175	228	370

Net Interest Income after Provision for Loan Losses	4,597	4,561	9,205	9,287

Non-Interest Income
Fees and service charges	323	318	644	618
Commissions from sale of financial products	126	287	290	599
Other	106	38	159	90

Total Non-Interest Income	555	643	1,093	1,307

Non-Interest Expenses
Salaries and employee benefits	1,865	1,819	3,800	3,755
Net occupancy expense of premises	327	296	661	593
Equipment	329	332	652	652
Advertising	66	59	143	115
Loss on foreclosed real estate	1	—	28	—
Professional fees	410	199	615	338
Other	627	683	1,271	1,376

Total Non-Interest Expenses	3,625	3,388	7,170	6,829

Income before Income Taxes	1,527	1,816	3,128	3,765
Income Taxes	564	663	1,155	1,386
Net Income	$963	$1,153	$1,973	$2,379

Net Income per Common Share
Basic	$0.20	$0.23	$0.40	$0.48
Diluted	$0.20	$0.23	$0.40	$0.48

Weighted Average Number of Common
Shares outstanding
Basic	4,975	4,975	4,975	4,975

Diluted	4,975	4,979	4,975	4,980

Dividends per Common Share	$0.23	$0.23	$0.46	$0.46